EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Owens-Illinois Group, Inc. (the “Company”) hereby certifies that to such officer’s knowledge:

(i)                                                  the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)                                               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 28, 2011	/s/ Albert P.L. Stroucken
Albert P.L. Stroucken
Chairman and Chief Executive Officer
Owens-Illinois Group, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.